                                                                  EXHIBIT 10.44

                                                                  EXECUTION COPY

                                   AGREEMENT


                 Agreement dated as of April 20, 1998 (the "Agreement") between Scott K. Ginsburg ("Executive"), Chancellor Media Corporation (the "Company") and Chancellor Media Corporation of Los Angeles ("Los Angeles").

                 WHEREAS, the Executive and the Company are parties to an agreement, dated as of September 4, 1997, pursuant to which the Company has employed the Executive as President and Chief Executive Officer of the Company and Executive has held a position as a member of the Boards of Directors of the Company and certain of its subsidiaries (the "Employment Agreement");

                 WHEREAS, Executive resigned as President and Chief Executive Officer of the Company on April 14, 1998 and the Company's Chairman, Thomas O. Hicks, has been elected to such positions on an interim basis while the Company seeks a successor chief executive officer;

                 WHEREAS, Executive has performed his responsibilities in an exemplary manner as one of the premier executives in the radio industry (as reflected by the performance of the Company's common stock in the market) and the Company desires to retain Executive's strategic planning and executive abilities notwithstanding Executive's resignation; and

                 WHEREAS, Executive fully supports, and desires to assist the Company in implementing, the business strategy espoused by Mr. Hicks, including expansion into smaller radio markets and other media and media-related businesses in transactions which will be accretive to the Company's after-tax cash flow;

                 NOW THEREFORE, for and in consideration of the mutual covenants, agreements, promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Executive and the Company agree as follows:

                 1. Termination: The effective date of the Executive's termination of employment with the Company pursuant to the Employment Agreement shall be April 14, 1998 (the "Termination Date"). Executive further agrees to and does hereby resign effective as of the Termination Date from any other appointments or positions which he may hold with or at the request of the Company or any of its subsidiaries, including without limitation, his position on the Company's Board of Directors and the Boards of Directors of each of its subsidiaries and his position as an officer of the Company and each of its subsidiaries. Executive agrees to execute all further documents which the Company may request of him to effectuate such resignations.

                 2. Termination Payments: In connection with such termination of employment and the execution of this Agreement, as soon as practicable after the execution and delivery of this Agreement (but in the case of clause (a) below, not later than one (1) day after the date hereof, and, in the case of clause (b) below, not later than two (2) days following the stockholders meeting), the Company shall deliver to Executive the following payments and compensation:

                          a. a lump sum severance payment in the gross amount such that the net payments retained by Executive after payment of any Excise Tax (as defined in the Employment Agreement) with respect to such payment shall equal Twenty Million Dollars ($20,000,000); and

                          b. subject to obtaining stockholder's approval of the 1998 Chancellor Media Corporation Stock Option Plan (which will be submitted to the Company's stockholders at the 1998 annual meeting of stockholders with the recommendation of the Board of Directors of the Company, which recommendation shall not be withdrawn or amended) and in lieu of all other rights to stock options set forth in the Employment Agreement, stock options for 800,000 shares of common stock of the Company shall be granted in accordance with the terms of
         Section 4(c)(iii) and (iv) of the Employment Agreement, except that the exercise price of the options granted pursuant to this paragraph 2(b) shall be $23.25 per share and such options shall be exercisable as follows:

                     i) 266,666 shares shall be immediately exercisable for a period of seven (7) years from the date hereof;

                    ii) 266,667 shares shall be exercisable beginning one (1) year from the date hereof for a period of six (6) years thereafter; and

                 iii) 266,667 shares shall be exercisable beginning two (2) years from the date hereof for a period of five (5) years thereafter.

         In the event the stockholders shall fail to approve such stock option plan, the Company shall grant to Executive contractual stock appreciation rights providing for the same economic benefits (and exercisable on the same basis) as Executive would have obtained had the options under this paragraph 2 been granted. The options referred to in clauses (b)(ii) and (b)(iii) hereinabove shall become immediately and remain exercisable in full at least five (5) business days prior to the record date (and, if applicable, closing or expiration date) for any extraordinary dividend, distribution, recapitalization, merger, sale of substantially all of the Company's assets, liquidation, issuer or third party tender offer or similar event.

                 3. Taxes: The cash payments set forth in paragraphs 2, 4 and 10 shall be subject to applicable federal, state and local withholding taxes.

                 4. Vested Benefits: Vested benefits that the Executive is otherwise entitled to receive under the Company's benefit plans and policies which cover Executive, on or after the Termination Date, based upon services rendered prior to the Termination Date, shall be payable in accordance with the terms of each such plan, except as expressly modified by this Agreement. All Base Salary (as defined in the Employment Agreement) earned but not paid through the Termination Date and any 1997 Annual Bonus (as defined in the Employment Agreement) earned but not paid as of the Termination Date, shall be payable to Executive not later than ten (10) days after the date of this Agreement. Stock options to acquire shares of the Company were previously granted to Executive under Section 4(c)(i) of the Employment Agreement and under prior employment agreements pursuant to the Company's 1995 Non-Qualified Stock Option Plan (the "Prior Options"). The Prior Options are hereby acknowledged to be exercisable in full until the tenth (10th) anniversary of the date of grant thereof. The Company, its Board of Directors and/or its compensation committee shall not take or assert any position contrary to the foregoing.

                 5. Mitigation: Executive shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the Termination Date.

                 6. Mutual Releases and Covenants Not to Sue: The Executive, on behalf of himself, his attorneys, heirs, executors, administrators and assigns (together the "Executive Co-Releasors") and the Company on behalf of its predecessors, successors, and assigns, affiliates and subsidiaries, and their respective past and present shareholders, directors, officers, employees, agents, and attorneys (together the "Company Co-Releasors") hereby release and forever discharge each other and the Executive Co-Releasors and the Company Co-Releasors, respectively, from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys' fees, obligations or causes of action, known or unknown of any kind and every nature whatsoever, and whether or not accrued or matured, which any of them may have, arising out of or relating to (a) any transaction, dealing, relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to and including the Termination Date, including but not limited to the Executive's employment by the Company or his services as a director or officer of the Company or its subsidiaries, or otherwise relating to the termination of such employment or services, and any claim against the Company based on, relating to or arising under wrongful discharge, breach of contract, tort, fraud, defamation, Title VII of the Civil Rights Act of 1964, as amended, any other civil or human rights law, the Age Discrimination in Employment Act, Americans with Disabilities Act, Employee Retirement Income Security Act of 1974, as amended, or any other federal, state or local law relating to employment or discrimination in employment, or otherwise, and (b) subject to clause (i) through (iv) below, the execution, delivery and performance of this Agreement, but such general release will not limit or release (i) the Company or Executive's rights or obligations under this Agreement, (ii) Executive's rights to indemnification from the Company in respect of his services as an officer or director of the Company or any of its subsidiaries as provided by law or the certificates of incorporation or by-laws (or like constitutive documents) of the Company or any subsidiary thereof, (iii) the Company's rights against Executive with respect to any fraudulent or criminal activity and (iv) the Company's rights against Executive respecting the repayment of any loan owing to the Company or any of its subsidiaries by Executive in accordance with the terms of such loan (the repayment terms in existence as of the date hereof remaining unchanged, but the Company and its subsidiaries having no further obligation to Executive to make any further advances). The Executive on behalf of himself and the Executive Co-Releasors and the Company on behalf of itself and the Company Co-

Releasors, hereby covenant forever not to assert, file, prosecute, commence, institute (or sponsor or purposely facilitate any person in connection with the foregoing), any complaint or lawsuit or any legal, equitable or administrative proceeding of any nature, against the other or their respective Co-Releasors in connection with any matter released in this paragraph 6, and represent and warrant that no other person or entity has initiated or will initiate any such proceeding on their behalf.

                 7. Non-Disparagement: Executive shall not, directly or indirectly, make or cause to be made and shall cause the officers, directors, employees, agents and representatives of any entity or person controlled by Executive not to make or cause to be made, any disparaging, denigrating, derogatory or other negative or false statement orally or in writing to any person or entity about the Company, Hicks, Muse, Tate & Furst Incorporated, its or their respective parents, subsidiaries or affiliates, its or their respective executive officers and the members of its or their Board of Directors or the business strategy or plans of the Company, Hicks, Muse, Tate & Furst Incorporated, and its or their respective parents, subsidiaries or affiliates. Executive hereby confirms that Executive specifically endorses and supports, and agrees to publicly and privately state his support of, the Company's business strategy as espoused by Mr. Hicks, including expansion into smaller radio markets and other media and media related businesses in transactions that will be accretive to the Company's after-tax cash flow. The Company shall not, directly or indirectly, make or cause to be made and shall cause its officers, directors, employees, agents, affiliates and representatives not to, directly or indirectly, make or cause to be made, any disparaging, denigrating, derogatory or other negative or false statement orally or in writing to any person or entity about Executive.

                 8. Standstill: Executive agrees that, for a period of three years from the date of this Agreement, neither Executive nor any of Executive's affiliates will (or will cause or assist others to), without the prior written consent of the Company or its Board of Directors: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of and issued by, the Company or any parent or subsidiary thereof, or of any Successor (as defined below), or any assets of the Company or any parent or subsidiary or division thereof or of any such Successor, which may be outstanding on the date hereof or subsequently issued during such three year period (except as provided herein in paragraph 2(b) with respect to stock options to be granted to Executive and any other securities of the Company currently held by the Executive as of the date hereof); (ii) make or any in way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company (or any parent or subsidiary thereof); (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company (or any parent or subsidiary thereof) or its (or their) securities or assets; (iv) form join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; (v) otherwise act, alone or in concert with others, to seek control or influence the management, Board of Directors or policies of the Company (or any parent or subsidiary thereof); (vi) disclose any intention, plan or arrangement inconsistent with the foregoing; (vii) advise, assist or encourage any other persons in connection with any of the foregoing, or (viii) contact, discuss, make comments to or otherwise provide information to any analysts, major stockholders, reporters or other members of the media respecting the Company (or its parents or subsidiaries), or its (or their) plans. Executive also agrees during such period not to request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence) or take any action which might require the Company to make a public announcement regarding the possibility of an extraordinary transaction involving the Company or its securities or assets. Notwithstanding the foregoing, Executive shall be entitled to receive and own all securities distributed in respect of, or issued in exchange for any voting securities owned by him which were not acquired in violation of this Agreement. As used herein, "Successor" shall mean any entity which in a transaction succeeds to substantially all of the Company's assets or which acquires substantially all of its stock so long as, in either case, holders of a majority of the Company's voting securities immediately prior to such transaction beneficially own a majority of the voting securities of such entity immediately thereafter.

                 9. Non-Solicitation; Non-Hire: Executive shall not solicit or induce any employee of any of the Protected Companies (as that term is defined in Section 8(b)(i) of the Employment Agreement) to terminate such employment or to become employed by any other company or entity for a period of three years after the date of this Agreement. Executive shall not hire or cause to be hired by any other person, company or entity or permit any other person, company, or entity, over which Executive has control to hire any employee of the Protected Companies for a period of three years after the date of the Agreement.

                 10. Consultancy: Subject to Executive's continuing compliance with the terms and provisions of this Agreement, Executive shall be retained as a consultant to the Company from the Termination Date through April 13, 2003, (the "Consulting Period"). Executive shall be compensated in an amount equivalent to $2,500,000 for each full year (or such prorated portion thereof for a period less than a year) he is retained as a consultant pursuant to this paragraph. Payments shall be made in equal quarterly installments of $625,000 each on the 15th day of each July, October, January and April during the Consulting Period, beginning on July 15, 1998. Executive shall perform such consulting services to the Company from time to time during the Consulting Period as the Company may reasonably request; provided, that nothing shall require Executive to travel outside of Dallas, Texas; provided, further, that the Company shall reimburse Executive for all reasonably documented out-of-pocket expenses incurred in connection with the provision of such services. For all purposes of the Company's health benefit and medical insurance plans and for tax purposes (to the extent permitted pursuant to such plans), until the earlier to occur of (i) the end of the Consulting Period and
(ii) such time as Executive obtains employment and is eligible for similar coverages provided by such new employer, Executive shall be deemed to be an employee of the Company.

                 11. Notices: Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board of Directors and the Company at its then principal office, or to the Executive at the address set forth on the signature page hereof, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this paragraph 11. Notices shall be deemed given when received.

                 12. Executive's Acknowledgments: Executive acknowledges that before entering into this Agreement he has had the opportunity to consult with any attorney or other advisor of his choice, and has done so, and has not relied in connection herewith on legal counsel for the Company. Executive acknowledges that he has entered into this Agreement of his own free will, that no promises or representations have been made to him by any person to induce him to enter into this Agreement other than the terms expressly set forth herein.

                 13. Authorization By The Company: The Company represents and warrants to Executive that (i) it has the corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder; (ii) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company; and
(iii) this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally.

                 14.      Prior Agreements:        From and after the
Termination Date, this Agreement shall supersede the Employment Agreement (which is hereby terminated and rendered null and void), except insofar as certain provisions of the Employment Agreement are expressly continued or incorporated by reference herein.

                 15.      Survival of other Employment Agreement Provisions:
The provisions of Employment Agreement Sections 8(a), 8(c) (insofar as it relates to Section 8(a)), 8(d) (insofar as it relates to Section 8(a)), 9, 13 (references therein to the Employment Term which relate to liability insurance shall be to April 30, 2008 (to the extent available to cover prior officers and directors), and such indemnification shall apply to any and all claims, actions, suits and proceedings relating to or arising out of this Agreement, the transactions contemplated hereby or Executive's services as a consultant) and 15 are incorporated herein by reference, shall survive the Termination Date and shall continue in full force and effect through the 10th anniversary of the termination date of the Consulting Period defined in paragraph 10, above except with respect to Section 15 which shall survive without limitation and shall apply to all disputes arising hereunder (except with respect to the parties' rights to an injunction as set forth in paragraph 21 hereof). Except as specifically described herein, all of Executive's rights and obligations under the Employment Agreement are extinguished upon the effectiveness of this Agreement.

                 16. Modification: This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                 17. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

                 18. Successors and Assigns: All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive, other than by will or the laws of descent or distribution.

                 19. Separability: All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

                 20. Governing Law: The terms of this Agreement shall be governed by the laws of the State of New York without regard to conflict of law principles.

                 21. Injunction: Executive and the Company hereby expressly acknowledge that any breach or threatened breach by the other of any of their respective obligations set forth in paragraph 7 (Non-Disparagement), paragraph 8 (Standstill), and paragraph 9 (Non-Solicitation; Non-Hire) may result in significant and continuing injury to the Company or the Executive, as the case may be, the monetary value of which would be impossible to establish. Therefore, Executive and the Company agree that the non-breaching party shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction and to an award of attorneys' fees, costs and expenses incurred in connection with such proceeding.

                 22. Facility of Payment: All cash payments to be made by the Company to or on behalf of Executive hereunder shall be an obligation of and made by Los Angeles.

                 23. Joint Press Release: Upon execution of this Agreement, Executive and the Company shall issue a joint press release in the form attached hereto as Exhibit A. None of the parties hereto will make any public statements that are inconsistent with, or are otherwise contrary to, the statements in such joint press release.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by a director thereof thereunto duly authorized, and Executive has hereunto set his hand, as of the day and year first above written.


                               CHANCELLOR MEDIA CORPORATION
                               CHANCELLOR MEDIA CORPORATION OF LOS ANGELES



                               By:
                                   -------------------------------
                                   Thomas O. Hicks
                                   Chairman of the Board
                                   Interim President and Chief
                                   Executive Officer



                               -----------------------------------
                               SCOTT K. GINSBURG

                               Address:      17340 Club Hill Drive
                                             Dallas, Texas  75248

                                   EXHIBIT A

                                 PRESS RELEASE